Exhibit 23.3

中国北京市西城区金融大街甲9号金融街中心南楼5层及6层

邮政编码:100033 电话:(8610)66523388 传真:(8610)66523399

5-6/F South Tower, Financial Street Center, A9 Financial Street, Xicheng District, Beijing, 100033, P.R.C.

Tel: (8610) 66523388 / Fax: (8610) 66523399

August 8, 2012

China Cord Blood Corporation

48th Floor, Bank of China Tower

1 Garden Road

Central

Hong Kong S.A.R.

Madams and Sirs,

We hereby consent to the use of our name under the captions “Enforceability of Civil Liabilities”, “Legal Matters” and “Experts” in the registration statement on Form F-3 (the “Registration Statement”) filed by China Cord Blood Corporation (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on or about the date hereof under the United States Securities Act of 1933, as amended (the “Securities Act”), and under the captions “Risk Factors”, “History and Current Business” and “Regulation” in the Annual Report on Form 20-F for the fiscal year ended March 31, 2012, filed with the SEC on July 31, 2012, incorporated by reference in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the regulations promulgated thereunder.

Yours faithfully,

/s/ JunZeJun Law Offices

JunZeJun Law Offices